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                             RUBBERMAID INCORPORATED

                                       and

                        The First National Bank of Boston

                                RIGHTS AGREEMENT

                               Dated June 25, 1996

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                                TABLE OF CONTENTS

                                                                                                    PAGE
PREAMBLE ............................................................................................1

Section 1.    Certain Definitions....................................................................1

Section 2.    Appointment of Rights Agent ...........................................................5

Section 3.    Issue of Rights Certificates ..........................................................6

Section 4.    Form of Rights Certificates ..........................................................10

Section 5.    Countersignature and Registration ....................................................11

Section 6.    Transfer, Split Up, Combination
              and Exchange of Rights Certificates;
              Mutilated, Destroyed, Lost or Stolen
              Rights Certificates ..................................................................13

Section 7.    Exercise of Rights; Purchase Price;
              Expiration Date of Rights ............................................................14

Section 8.    Cancellation of Rights Certificates ..................................................16

Section 9.    Listing of Common Shares; Transfer Taxes .............................................17

Section 10.   Common Shares Record Date ............................................................20

Section 11.   Adjustment of Purchase Price, Number
              and Type of Shares or Number of Rights ...............................................20

Section 12.   Certificate of Adjusted Purchase
              Price or Number of Shares ............................................................43

Section 13.   Notice of Adjusted Purchase Price or
              Number or Type of Shares to Holders
              of Rights ............................................................................43

Section 14.   Fractional Rights and Fractional
              Shares ...............................................................................43

Section 15.   Rights of Action .....................................................................45

Section 16.   Agreement of Rights Holders ..........................................................46

Section 17.   Rights Certificate Holder Not Deemed
              a Shareholder ........................................................................47

Section 18.   Concerning the Rights Agent ..........................................................48

Section 19.   Merger or Consolidation or Change
              of Name of Rights Agent ..............................................................49


Section 20.   Duties of Rights Agents ..............................................................50

Section 21.   Change of Rights Agent ...............................................................53

Section 22.   Issuance of New Rights Certificates ..................................................55

Section 23.   Redemption ...........................................................................56

Section 24.   Notice of Certain Events .............................................................57

Section 25.   Notices ..............................................................................59

Section 26.   Supplements and Amendments ...........................................................60

Section 27.   Successors ...........................................................................61

Section 28.   Benefits of this Agreement ...........................................................61

Section 29.   Action by Directors ..................................................................62

Section 30.   Severability .........................................................................62

Section 31.   Governing Law ........................................................................62

Section 32.   Counterparts .........................................................................62

Section 33.   Descriptive Headings .................................................................62

Exhibit A .........................................................................................A-1

Exhibit B .........................................................................................B-1


                  Rights Agreement, dated June 25, 1996 ("Agreement"), between RUBBERMAID INCORPORATED, an Ohio corporation (the "Company"), and The First National Bank of Boston, a national banking association (the "Rights Agent").

                                    PREAMBLE

                                    --------

                  The Directors of the Company have authorized and declared a dividend consisting of one right ("Right") for each Common Share, $1.00 par value, of the Company ("Common Share") outstanding on the close of business on July 8, 1996 (the "Record Date"), each Right representing the right to purchase one Common Share, and have authorized the issuance of one Right with respect to each Common Share issued between the Record Date and the Distribution Date, and under certain other circumstances, including, without limitation, Common Shares that are hereafter issued upon conversion of the Company's convertible securities and upon exercise of employee stock options now existing or hereafter created, but excluding Common Shares issued upon exercise of any Right. This document sets forth the terms of the Rights.

                  Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

                           (a)  "Acquiring Person" shall mean any Person who
or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit or stock ownership plan of the Company, (iv) an entity holding Common Shares for or pursuant to the terms of any such plan, (v) any Person who has reported or is required to report such ownership of less than 15% of the Common Shares then outstanding on Schedule 13G under the Exchange Act (or any comparable or successor report), or (vi) any Person who has reported or is required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Shares) and, within 10 business days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Shares in excess of 9.9% inadvertently or without knowledge of the terms of the Rights and who, together with all Affiliates and Associates, thereafter does not acquire additional Common Shares while the beneficial owner of 10% or more of the Common Shares outstanding; PROVIDED, HOWEVER, that if the Person requested to so certify fails to do so within 10 business days, then such Person shall become an Acquiring Person immediately after such 10 business day period.

                           (b)  "Affiliate" and Associate" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the

General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

                           (c)  A Person shall be deemed the "Beneficial
Owner" of and shall be deemed to "beneficially own" any securities:

                           (i) which such person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                           (ii) which such Person or any of such Person's Affiliates or Associates has (A) the immediate or future right to acquire pursuant to any agreement, arrangement or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to an offer to purchase or a solicitation of tender offers or an exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or payment; or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report).

                           (d)  "Business Day" shall mean any day other than
a Saturday, Sunday, or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

                           (e)  "Close of business" on any given date shall
mean 5:00 P.M., Cleveland time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., Cleveland time, on the next succeeding Business Day.

                           (f)  "Common Shares" when used with reference to
the Company shall mean the Common Shares, of the Company; PROVIDED that, if the Company is the continuing or surviving corporation in a consolidation or merger transaction, "Common Shares" when used with reference to the Company shall mean the capital stock with the greatest aggregate voting power of the Company, or, if the Company is a subsidiary of another corporation or other legal entity, the corporation or other legal entity which ultimately controls the Company. "Common Shares" when used with reference to any corporation or other legal entity, other than the Company, shall mean the capital stock with the greatest aggregate voting power of such corporation or other legal entity, or, if such corporation or other legal entity is a subsidiary of another corporation or other legal entity, the corporation or other legal entity which ultimately controls such first-mentioned corporation or other legal entity trust.

                           (g)  "Flip-in Event" shall mean any event described
in clauses (A), (B) or (C) of Section ll(a)(ii) hereof.

                           (h)  "Flip-over Event" shall mean any event described
in clauses (i), (ii), or (iii) of Section ll(d) hereof.

                           (i)  "Person" shall mean any individual, firm,
corporation, or other legal entity, and shall include any successor (by merger or otherwise) of such entity.

                           (j)  "Share Acquisition Date" shall mean the first
date of public announcement by the Company (by press release, filing made with the Securities and Exchange Commission, or otherwise) that an Acquiring Person has become such.

                           (k)  "Subsidiary" shall mean any corporation or
other legal entity of which a majority of the voting power of the voting equity securities or equity interests is beneficially owned by another Person.

                           (l)  "Triggering Event" shall mean any Flip-in
Event or Flip-over Event.

                  Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable, and will give notice thereof to the Rights Agent. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

                  Section 3. ISSUE OF RIGHTS CERTIFICATES. (a) Until the earliest of (i) the Close of Business on the tenth calendar day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board of Directors of the Company) after the Share Acquisition Date, (ii) the Close of Business on the tenth calendar day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board of Directors of the Company) after the date of the commencement of a tender or exchange offer by any Person (other than the Company or any Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan), if upon the consummation thereof such Person would be the Beneficial Owner of 10% or more of the outstanding Common Shares, and (iii) the Close of Business on the tenth calendar day after the first date of public announcement by the Company (by press release, filing made with the Securities and Exchange Commission or otherwise) of the first occurrence of a Triggering Event (the earliest of such dates being referred to herein as the "Distribution Date"), (X) the Rights shall be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the record holders thereof (which certificates for Common Shares shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, (Y) the Rights shall be transferable only in connection with the transfer of the underlying Common Shares, and (Z) the transfer of any certificates evidencing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates. As soon as practicable after the Distribution Date, the Rights Agent shall send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of Exhibit A hereto (a "Rights Certificate"), evidencing one Right for each Common Share so held, together with a notice setting forth the Purchase Price (as defined in Section 4 hereof) as in effect on the Distribution Date. After the Close of Business on the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.

                           (b)  From and after the Distribution Date but
prior to the earlier of the Expiration Date or the Final Expiration Date (as such terms are defined in Section 7 hereof), the Company shall notify the Rights Agent of the record holder or holders of such Common Shares of the Company issued upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options outstanding and held by any Person on the Distribution Date (whether any such right is then-exercisable or exercisable only after the passage of time). As soon as practicable after receipt of such notice, the Rights Agent shall send, by first-class, insured, postage prepaid mail, to each such holder, at the address of such holder shown on the records of the Company, a Rights Certificate evidencing one Right for each Common Share so held.

                           (c)  Any Rights Certificate issued pursuant to this
Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof, and any Rights Certificate issued pursuant to Sections 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, or relating to any transaction reporting system, on which the Common Shares or the Rights may from time to time be listed or quoted, or to conform to usage:

                The Rights represented by this Rights Certificate are or were beneficially owned by a

                Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in the Rights Agreement.

                         (d)  On the Record Date or as soon as practicable
thereafter, the Company shall send a copy of a Summary of Rights to purchase Common Shares, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Record Date, at the address of such holder shown on the shareholder list of the Company as of the Record Date. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by such certificates for Common Shares registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or earlier Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

                         (e)  Certificates for Common Shares issued,
whether upon original issuance, upon conversion of the Company's convertible securities, upon exercise of stock options, or upon surrender for transfer or exchange, after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or the Final Expiration Date (as such terms are defined in Section 7 hereof), shall have stamped on, impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, or relating to any transaction reporting system, on which the Common Shares or the Rights may from time to time be listed or quoted, or to conform to usage:

                This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Rubbermaid Incorporated and The First National Bank of Boston, dated June 25, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Rubbermaid Incorporated. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. Under certain circumstances, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void. Rubbermaid Incorporated will mail to the holder of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor.

Until the Distribution Date, the Rights associated with the Common Shares represented by certificates containing the legend described above shall be evidenced by such certificates alone, and the surrender for transfer of any certificates shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented thereby.

                Section 4. FORM OF RIGHTS CERTIFICATES. The Rights Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto with such changes, marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or relating to any transaction reporting system on which the Common Shares or the Rights may from time to time be listed or quoted, or to conform to usage, or to reflect any amendment or change herein or of the rights as hereafter provided. Subject to the provisions of Sections 11 and 22 hereof, the Rights Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided in this Agreement.

                Section 5.  COUNTERSIGNATURE AND REGISTRATION.

                (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                         (b)  Following the Distribution Date, the Rights
Agent shall keep or cause to be kept, at one of its offices in Boston, Massachusetts, and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, or relating to any transaction reporting system, on which the Common Shares or the Rights may from time to time be listed or quoted, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of each of the Rights Certificates.

                Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.
(a) Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined, or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Common Shares as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined, or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Rights Certificates.

                         (b)  Upon receipt by the Company and the Rights
Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company shall make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

                Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in Boston, Massachusetts, and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, or relating to any transaction reporting system, on which the Common Shares or the Rights may from time to time be listed or quoted, together with an amount in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the Purchase Price for each Common Share as to which the Rights are exercised, or, if applicable, the exercise price per Right specified in Sections 11(a)(ii) or 11(d) hereof, as the case may be, at or prior to the Close of Business on the earliest of (i) June 24, 2006 (the "Final Expiration Date"), (ii) the date on which the Rights are redeemed as provided in Section 23 hereof, or (iii) the time at which all exercisable Rights are exchanged as provided in Section 11(p) hereof (the earliest of such dates being herein referred to as the "Expiration Date").

                         (b)  The Purchase Price for each Common Share
pursuant to the exercise of a Right shall be $125 as of June 25, 1996, and shall be subject to adjustment from time to time as provided in Section 11 hereof.

                         (c)  Upon receipt of a Rights Certificate representing
exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Rights Agent, the Rights Agent shall thereupon promptly (i) request the Company to instruct the transfer agent to deliver the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with

Section 11(p) or Section l4 hereof or in lieu of the issuance of Common Shares in accordance with Sections 11(a)(iii) or 11(d) hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate.

                         (d)  In case the registered holder of any Rights
Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

                         (e)  Notwithstanding anything in this Agreement to
the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the form of election to purchase on the reverse side of the Rights Certificate surrendered for such exercise shall have been completed and signed by the registered holder thereof.

                Section 8. CANCELLATION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                Section 9.  LISTING OF COMMON SHARES; TRANSFER TAXES.
                            -----------------------------------------

                         (a)  So long as the Company's Common Shares are
listed on a national securities exchange, the Company shall endeavor to cause, from and after such time as the Rights become exercisable, all Common Shares issuable upon exercise of the Rights to be listed on such exchange upon official notice of issuance.

                         (b)  The Company shall take all such action as may
be necessary to ensure that all Common Shares delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price, if required), duly and validly authorized and issued and fully paid and nonassessable shares.

                         (c)  The Company shall pay when due and payable
any and all federal and state transfer taxes and similar charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due and shall not have any liability in respect of any income tax imposed upon any Person in respect of any Right.

                         (d) The Company shall use its best efforts (i) to
file on an appropriate form, as soon as practicable following the later of the first occurrence of a Triggering Event or the Distribution Date, a registration statement under the Securities Act of l933, as amended (the "Securities Act") with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time after the date set forth in clause (i) of the first sentence of this Section 9(d), the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable law.

        Section 10. COMMON SHARES RECORD DATE. Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the issuer of the Common Shares are closed, such person shall be deemed to have become the record holder of such Common Shares on, and such certificate shall be dated, the next succeeding Business Day on which such Common Shares transfer books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in this Agreement.

                Section 11.  ADJUSTMENT OF PURCHASE PRICE, NUMBER AND
TYPE OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and type of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                         (a)(i) In the event that the Company shall on or at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and type of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof or Section 11(d) hereof, the adjustment provided for in this Section

        11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 11(d) hereof.

                         (ii) Subject to the provisions of Section 11(p) hereof, in the event that

                         (A) any Acquiring Person or any Associate or Affiliate
                of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination, other than in a transaction subject to section 11(d) hereof, (2) merge or otherwise combine with any Subsidiary of the Company, (3) in one or more transactions (other than in connection with the exercise or exchange of Rights or the exercise or conversion of securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries) transfer any assets to the Company or any Subsidiary of the Company in exchange (in whole or in part) for shares of any class of capital stock of the Company or any Subsidiary of the Company or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any Subsidiary of the Company, or otherwise obtain from the Company or any Subsidiary of the Company, with or without consideration, any additional shares of any class of capital stock of the Company or any Subsidiary of the Company or securities exercisable for or convertible into shares of any class of capital stock of the Company or of any Subsidiary of the Company (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company or any Subsidiary of the Company), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from, with or of, as the case may be, the Company or any Subsidiary of the Company, other than in a transaction subject to Section 11(d) hereof, assets, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, (5) receive any compensation from the Company or any Subsidiary of the Company other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any Subsidiary of the Company;

                         (B) during such time as there is an Acquiring Person,
                there shall be any reclassification of securities (including any reverse stock split), recapitalization of the Company, or any merger or consolidation of the Company with any Subsidiary of the Company, or any other transaction or series of transactions involving the Company or any Subsidiary of the Company (whether or not with or into or otherwise involving an Acquiring Person) other than a transaction subject to Section 11(d) hereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any Subsidiary of the Company which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person; or

                         (C) any Person (other than the Company or any
                Subsidiary of the Company or any employee benefit or stock ownership plan of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) who or which, together with all Affiliates and Associates of such Person, shall at any time after the date of this Agreement, become the Beneficial Owner of 15% or more of the Common Shares then outstanding (other than pursuant to any transaction set forth in Section 11(d) hereof);

then, and in each such case, the Company shall make adjustments in the terms of the Rights so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement, at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of Common Shares as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(e) hereof) on the date of the first occurrence of a Triggering Event. Notwithstanding anything in this Agreement to the contrary, from and after the later of the Distribution Date and the first occurrence of a Flip-in Event, (1) any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement, (2) no Rights Certificate shall be issued pursuant to this Agreement that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof, (3) no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and (4) any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be cancelled.

                (iii) Upon the occurrence of a Flip-in Event, if there shall not be sufficient authorized but unissued Common Shares or issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with subparagraph (ii), the Board of Directors of the Company shall use its best efforts promptly to authorize and, subject to the provisions of Section 9(d) hereof, make available for issuance additional Common Shares; PROVIDED, HOWEVER, that if at any time after 90 calendar days after the first occurrence of a Flip-in Event, there shall not be sufficient Common Shares available for issuance upon the exercise of a Right, then the Company shall deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the first occurrence of any Flip-in Event), which Common Shares and cash shall have an aggregate value equal to the excess of (1) the aggregate current per share market value of all the Common Shares issuable in accordance with subsection (ii) of this Section ll(a) upon the exercise of a Right (the "Exercise Value") over (2) the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

                         (b)  In the event that the Company shall fix a
record date for the issuance of rights, options, or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per Common Share, if a security convertible into Common Shares) less than the current per share market price of the Common Shares (as defined in Section 11(e) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of

Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options, or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                         (c)  In the event that the Company shall fix a
record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), assets, stock (other than a dividend payable in Common Shares), or subscription rights, options, or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Common Shares (as defined in Section 11(e) hereof) on such record date, less the fair market value (as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the assets or evidences of indebtedness so to be distributed (in the case of regular periodic cash dividends at a rate in excess of 125% of the rate of the last cash dividend theretofore paid, only that portion in excess of 125% of such rate) or of such subscription rights, options, or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                         (d)  In the event that, following the Share
Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with or into, any Person and the Company shall not be the continuing or surviving corporation of such merger or consolidation, (ii) any Person shall consolidate with the Company, or merge with or into the Company and the Company shall not be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of such other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more Subsidiaries of the Company shall sell or otherwise transfer), in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any Subsidiary of the Company) aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons, then, and in each such case, the Company shall make adjustments in the terms of the Rights so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer (as such term is defined below), free and clear of any liens, encumbrances, and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(e) hereof) on the date of consummation of such Flip-over Event; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to the Issuer; and (D) the Issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. For purposes of this Section 11(d), "Issuer" shall mean (i) in the case of any Flip-over Event described in Sections 11(d)(i) or
(ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 11(d)(ii) above), and (ii) in the case of any Flip-over Event described in Section 11(d)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; PROVIDED, HOWEVER, that, in any such case, (A) if
(1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) 20% or more of the voting power of the voting equity securities or equity interests of such Person is beneficially owned, directly or indirectly, by another Person, a class of equity security of which is and has been so registered, the term "Issuer" shall mean such other Person; and (B) in case 20% or more of the voting power of the voting equity securities or equity interests of such Person is beneficially owned, directly or indirectly, by more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-in Events listed above is not a corporation or other legal entity having outstanding equity securities (such as, without limitation, a business trust), then, and in each such case, if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities (such as, without limitation, a business trust), then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities (such as, without limitation, a business trust) which ultimately controls such Person, and if there is no such corporation or other legal entity having outstanding equity securities; (Y) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities (such as, without limitation, a business trust); and (Z) all other provisions of this Agreement shall apply to the Issuer as if such securities were Common Shares. The Company shall not consummate any Flip-over Event unless the Issuer shall have a sufficient number of authorized Common Shares (or other securities as contemplated above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 11(d) and unless prior to such consummation the Company and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this
Section 11(d) and further providing that as promptly as practicable after the consummation of any Flip-over Event, the Issuer shall:

                      (i) prepare and file a registration statement under the
                Securities Act, with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                     (ii) take all such action as may be appropriate under, or
                to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and

                    (iii) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 11(d) shall similarly apply to successive mergers, consolidations, sales, or other transactions. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 11(d).

                (e) For the purpose of any computation hereunder, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares or (ii) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Directors of the Company. The term "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the Common Shares are not publicly held or not so listed or traded or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                         (f)  Except as set forth below, no adjustment in
the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(f), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment, or (ii) the date of the expiration of the right to exercise any Rights.

                         (g)  If as a result of an adjustment made pursuant
to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11 hereof and the provisions of Sections 7, 9, 10, and 14 hereof with respect to the Common Shares shall apply on like terms to any such other shares.

                         (h)  All Rights originally issued by the Company
subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                         (i)  Unless the Company shall have exercised its
election as provided in Section 11(j) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest thousandth) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                         (j)  The Company may elect, on or after the date
of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of

Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(j), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                         (k)  Irrespective of any adjustment or change in
the Purchase Price or the number or type of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of Common Shares which were expressed in the initial Rights Certificate issued hereunder.

                         (l)  Before taking any action that would cause an
adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

                         (m)  In any case in which this Section 11 shall
require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment.

                         (n)  The Company covenants and agrees that, after
the Distribution Date, it will not, except as permitted by

Sections 22, 23 or 26 hereof, take any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

                         (o)  The Board of Directors of the Company may, at
its option, at any time after the later of the Distribution Date and the first occurrence of a Triggering Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan), who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to this Section 11(o), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right with respect to such Rights thereafter of the holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to this Section 11(o), the Company shall publicly announce such action, and within 10 calendar days thereafter shall give notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights. In any exchange pursuant to this Section 11(o), the Company, at its option, may substitute for any Common Share exchangeable for a Right, (i) cash, (ii) debt securities of the Company, (iii) other assets, or (iv) any combination of the foregoing, in any event having an aggregate value which the Board of Directors of the Company shall have determined in good faith to be equal to the current market value of one Common Share (determined pursuant to Section 11(e) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 11(o). The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares upon the exchange of a Right. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share (determined pursuant to Section 11(e) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 11(o).

                Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly prepare a certificate setting forth such adjustment, (including a description of any Rights which have become void as a result thereof), and a brief statement of the facts accounting for such adjustment and promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate.

                Section 13. NOTICE OF ADJUSTED PURCHASE PRICE OR NUMBER OR TYPE OF SHARES TO HOLDERS OF RIGHTS. Whenever an adjustment is made as provided in
Section 11 hereof after the Distribution Date, the Company shall mail a brief summary of such adjustment to each holder of a Rights Certificate in accordance with Section 25 hereof.

                Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
(a)  The Company shall not be required to issue fractions of

Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid as promptly as practicable to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Directors of the Company shall be used and shall be conclusive for all purposes.

                         (b)  The Company shall not be required to issue
fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(e) hereof) for the Trading Day immediately prior to the date of such exercise.

                         (c)  The holder of a Right by the acceptance of
the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

                Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may, subject to the provisions hereof, institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

                Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                         (a)  prior to the Distribution Date, the Rights
will be transferable only in connection with the transfer of the Common Shares;

                         (b)  after the Distribution Date, the Rights
Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the

Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;
and

                         (c)  the Company and the Rights Agent may deem and
treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered on the transfer records maintained by the Rights Agent (or, prior to the Distribution Date, by the Company's appointed transfer agent) as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Share certificate made by anyone other than the Company, its appointed transfer agent, or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

                Section 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof or exchanged pursuant to the provisions of Section 11(p) hereof.

                Section 18. CONCERNING THE RIGHTS AGENT. (a) The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

                (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

                Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                         (b)  In case at any time the name of the Rights
Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned. In case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name. In all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                         (a)  The Rights Agent may consult with legal
counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                         (b)  Whenever in the performance of its duties
under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the

Chairman of the Board, the President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                         (c)  The Rights Agent shall be liable hereunder
only for its own gross negligence, bad faith or willful misconduct.

                         (d)  The Rights Agent shall not be liable for or
by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                         (e)  The Rights Agent shall not be under any
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment

(except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                         (f)  The Company shall perform, execute,
acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                         (g)  The Rights Agent shall accept instructions
with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, the Secretary, the Treasurer, the Chief Financial Officer, the General Counsel or any Assistant or Associate General Counsel of the Company, and apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                         (h)  The Rights Agent and any shareholder, director,
officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the

Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                         (i)  The Rights Agent may execute and exercise any
of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, PROVIDED reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Rights Certificates.

                         (j)  The Rights Agent shall promptly remit to the
Company any funds paid to it upon exercise of the Rights pursuant to Section 7 hereof.

                Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights

Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 60 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of Ohio or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of Ohio or New York), in good standing, having a principal office in the States of Ohio or New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million and maintains such offices as may be required to comply with any applicable law or with any rule or regulation of any stock exchange, or relating to any transaction reporting system, or which the Common Shares or the Rights may from time to time be listed or quoted. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

                Section 23. REDEMPTION. (a) Prior to the Expiration Date, the Directors of the Company may, at their option, at any time prior to the Close of Business on the later of (i) the Distribution Date or (ii) the date of the first occurrence of a Triggering Event, redeem all but not less than all of the then-outstanding Rights at a redemption price of $.01 per Right appropriately adjusted to reflect any stock split effective, stock dividend paid, or similar transaction occurring after June 25, 1996 (such redemption price being hereinafter referred to as the "Redemption Price").

                         (b)  Immediately upon the effective date of the
action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of its Board of Directors ordering the redemption of the Rights, the Company shall publicly announce such action and the Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of the redemption of the Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights shall state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(e) hereof) at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration, determined by the Board of Directors of the Company in good faith) or any combination thereof.

                         (c)  At any time following the Share Acquisition
Date, the Board of Directors of the Company may relinquish the right to redeem the Rights under this Section 23 by duly adopting a resolution to that effect. Immediately upon adoption of such resolution, the rights of the Board of Directors of the Company to redeem the Rights shall terminate without further action and without any notice. Promptly after adoption of such a resolution, the Company shall publicly announce such action; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of the action of the Board of Directors of the Company.

                Section 24. NOTICE OF CERTAIN EVENTS. In case, after the Distribution Date, the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid), or (b) to offer to the holders of Common Shares rights, options, or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or rights, options, or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (a) or (b) above, at least 20 calendar days prior to the record date for determining holders of the Common Shares for purposes of such action, and, in the case of any such other action, at least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier. In case any of the events set forth in Section 11(a)(ii) or Section 11(d) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

                Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                  Rubbermaid Incorporated
                                  1147 Akron Road
                                  Wooster, Ohio  44691
                                           Attention:  Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                                  The First National Bank of Boston
                                  P.O. Box 1865, M/S 45-02-16
                                  Boston, Massachusetts  02105
                                           Attention: Rosanna Garofalo

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

                Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to Section 11 and the last sentence of this
Section 26, if the Company so directs, the Company and the Rights Agent shall supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the last sentence of this Section 26, if the Company so directs, the Company and the Rights Agent shall supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or
(iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable, including, without limitation, the addition of other events requiring adjustment to the Rights under Sections 11(a)(ii) or 11(d) hereof or procedures relating to the redemption of the Rights, which supplement or amendment shall not, in the good faith determination of the Board of Directors of the Company, adversely affect the interests of the holders of

Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; PROVIDED, HOWEVER, that the failure or refusal of the Rights Agent to execute such supplement or amendment shall not affect the validity of any supplement or amendment adopted by the Company, any of which shall be effective in accordance with the terms thereof. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date or which modifies a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable.

                Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                Section 28. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates.

                Section 29. ACTION BY DIRECTORS. Whenever any action hereunder or in connection with the Rights is required or permitted to be taken by the Directors of the Company, such action may be taken by the Executive Committee of the Directors or by any other duly authorized committee thereof.

                Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                Section 31. GOVERNING LAW. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                         IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                RUBBERMAID INCORPORATED

By /s/ James A. Morgan                 By  /s/ Richard D. Gates
   --------------------------------        ---------------------------------
   Secretary                                  Senior Vice President

Attest:                                THE FIRST NATIONAL BANK OF
                                       BOSTON

By /s/ Rosanna Garofalo                By  /s/ Lori L. Chamoun
   --------------------------------        ---------------------------------

                                                                       Exhibit A
                                                                       ---------



                          [Form of Rights Certificate]

Certificate No. R-
                                                           ______________ Rights


         NOT EXERCISABLE AFTER JUNE 25, 2006 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT, AND ARE GOVERNED BY AND SUBJECT TO CHANGE PURSUANT TO A RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT.*]

                               Rights Certificate

                               ------------------


         This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated June 25, 1996 (the "Rights Agreement"), between Rubbermaid Incorporated, an Ohio corporation (the "Company"), and The First National Bank of Boston, a national banking association (the


- --------------------
*    The portion of the legend in brackets shall be inserted only if applicable.

"Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern Standard time) on June 25, 2006 at the principal office of the Rights Agent, or its successors as Rights Agent, in Boston, Massachusetts, one fully paid nonassessable Common Share, $1.00 par value (a "Common Share") of the Company, at a purchase price of $125.00 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of the Record Date, based on the Common Shares as constituted at such date.

                As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, and the Rights are subject to modification, amendment, redemption, and certain other events.

                This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

                This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.0l per Right.

                No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of the Record Date.

ATTEST:                               RUBBERMAID INCORPORATED

_______________________               By:     ___________________________
Secretary                                     Title:

                  [Form of Reverse Side of Rights Certificate]


                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificates.)

                FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers unto _____________________

- --------------------------------------------------------------------------------
                (Please print name and address of transferee)


- --------------------------------------------------------------------------------
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.



Dated:___________________



                                        _______________________________________
                                        Signature

                                        (Signature must conform in all respects
                                        to the name of holder as specified on
                                        the face of this Rights Certificate)

Signature Guaranteed:

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                        exercise the Rights Certificate.)

To Rubbermaid Incorporated:

                The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

- --------------------------------------------------------------------------------
                        (Please print name and address)

- --------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

- --------------------------------------------------------------------------------
                        (Please print name and address)

- --------------------------------------------------------------------------------

Dated:__________________



                                        _______________________________________
                                        Signature

                                        (Signature must conform in all respects
                                        to name of holder as specified on
                                        the face of this Rights Certificate)

Signature Guaranteed:

                                  CERTIFICATE
                                  -----------

                The undersigned hereby certifies by checking the appropriate boxes that:

                (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or who was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

                (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:__________________



                                        _______________________________________
                                        Signature

                                        (Signature must conform in all respects
                                        to name of holder as specified on
                                        the face of this Rights Certificate)

                                                                       Exhibit B
                                                                       ---------

                               SUMMARY OF RIGHTS
          ISSUED PURSUANT TO RUBBERMAID INCORPORATED RIGHTS AGREEMENT


                On June 25, 1996, the Directors of Rubbermaid Incorporated (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding Common Share, $1.00 par value (the "Common Shares"), of the Company. The Rights will issue at the close of business on July 8, 1996 (the "Record Date") to the shareholders of record on that date. The terms of the Rights are set forth in a Rights Agreement, dated June 25, 1996, between the Company and The First National Bank of Boston, a national banking association (the "Rights Agent").

                Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $125.00 per share (the "Purchase Price"), subject to adjustment. The Rights will expire on June 25, 2006, unless earlier redeemed by the Company as described below.

                Until the Distribution Date (as described below), the Rights will be evidenced by the Common Share certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) new Common Share certificates issued upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and (ii) the surrender for transfer of any certificates for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

                The Rights are not exercisable until the earliest to occur of
(i) 10 days following a public announcement by the Company that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding Common Shares (or such later date as the Directors may specify),
(ii) 10 days (or such later date as the Directors may specify) following the commencement of a tender offer or exchange offer for 10% or more of such outstanding Common Shares or (iii) 10 days following a public announcement by the Company that a Triggering Event (as described below) has occurred (the earliest of such dates being hereinafter called the "Distribution Date"), PROVIDED, HOWEVER, that a person shall not be an Acquiring Person (i) if such person has reported or is required to report such ownership of less than 15% of the Common Shares then outstanding on Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) if such person has reported or is required to report such ownership on Schedule 13D under the Exchange Act, which Schedule 13D does not state any intention to, or reserve the right to, control or influence the Company or engage in certain other actions, and upon the Company's request, such person certifies to the Company that such person acquired Common Shares in excess of 9.9% inadvertently and such person, together with its affiliates and associates, thereafter does not acquire additional Common Shares while the beneficial owner of 10% or more of the Common Shares outstanding.

                As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates will thereafter evidence the Rights.

                The Purchase Price payable upon exercise of the Rights, and the number of Common Shares or other securities or property issuable upon exercise, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights, options, or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or cash (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), assets, stock (other than dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

                With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

                In the event that (i) an Acquiring Person merges into the Company and the Company's Common Shares are not changed or exchanged, (ii) an Acquiring Person acquires, or obtains the rights to acquire, beneficial ownership of 15% or more of the outstanding Common Shares, or (iii) an Acquiring Person engages in one of a number of other self-dealing transactions specified in the Rights Agreement (collectively, a "Flip-In Event"), proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of Common Shares having a market value of two times the exercise price of the Right.

                In the event that (i) the Company engages in a merger or other business transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which its Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power are sold, (collectively a "Flip-Over Event"; "Flip-In Events and Flip-Over Events" are referred to collectively as "Triggering Events"), proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of the surviving, resulting or acquiring person which at the time of such transaction would have a market value of two times the exercise price of the Right.

                Rights that are or were beneficially owned by an Acquiring Person shall be void after the later of the Distribution Date or the first occurrence of a Flip-In Event.

                The Directors may, at their option, at any time after the latter of the Distribution Date or the first occurrence of a Triggering Event and prior to the time that a person or group has acquired or obtained the right to acquire 50% or more of the outstanding Common Shares, exchange all or part of the exercisable Rights for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustment.

                No fractional shares will be issued and in lieu thereof, payment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

                Prior to June 25, 2006, at any time prior to the later of (i) the Distribution Date or (ii) the date of the first occurrence of a Triggering Event, the Directors may redeem the Rights in whole, but not in part, at a price of $.0l per Right, payable in cash, Common Shares or other consideration (the "Redemption Price"). Immediately upon the effective date of the action of the Directors of the Company electing to redeem the only right of the holders of Rights will be to receive the Rights, the right to exercise the Rights will terminate and the Redemption Price.

                Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                The Rights Agreement may be amended by the Company and the Rights Agent without the approval of any holders of Rights at any time and from time to time, provided that after the Distribution Date, the amendment will not adversely affect the interests of holders of Rights, and no such amendment shall decrease the Redemption Price or the period of time remaining then redeemable.

                A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated June 27, 1996. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.